UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

TEMPUR-PEDIC INTERNATIONAL INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 3, 2007

Dear Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Tempur-Pedic International Inc., which will be held at 10:00 a.m., local time on May 7, 2007 at the offices of Bingham McCutchen LLP, 16th Floor, 150 Federal Street, Boston, Massachusetts 02110.

The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, accompany this letter. Our 2006 Annual Report to Stockholders is also enclosed for your information.

All stockholders are invited to attend the Annual Meeting. However, to ensure your representation at the Annual Meeting, you are urged to vote as described in the accompanying notice (a pre-paid return envelope is enclosed for that purpose).

Your shares cannot be voted unless you date, sign, and return the enclosed proxy card or attend the Annual Meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before the stockholders is important.

Sincerely,

H. THOMAS BRYANT
President, Chief Executive Officer and Director

Tempur-Pedic International Inc.

1713 Jaggie Fox Way

Lexington, Kentucky 40511

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 7, 2007

To Our Stockholders:

The 2007 Annual Meeting of Stockholders of Tempur-Pedic International Inc., a Delaware corporation, will be held at 10:00 a.m., local time on May 7, 2007 at the offices of Bingham McCutchen LLP, 16th Floor, 150 Federal Street, Boston, Massachusetts 02110. The purposes of the Annual Meeting shall be:

1. To elect eight (8) directors to each serve for a one-year term and until the director’s successor has been duly elected and qualified;

2. To ratify the appointment of the firm of Ernst & Young LLP as Tempur-Pedic International Inc.’s independent auditors for the year ending December 31, 2007; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record on the books of Tempur-Pedic International at the close of business on March 21, 2007 will be entitled to notice of and to vote at the Annual Meeting.

Please sign, date, and return the enclosed proxy card in the enclosed postage-paid envelope, as instructed in the proxy materials, at your earliest convenience. If you return the proxy, you may nevertheless attend the Annual Meeting and vote your shares in person.

All of our stockholders are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors,

DALE E. WILLIAMS
Senior Vice President, Chief Financial Officer,
and Secretary

Lexington, Kentucky

April 3, 2007

A copy of your proxy card and picture identification will be required to enter the meeting. Cameras and recording equipment will not be permitted at the meeting.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please sign, date, and return the enclosed Proxy Card in the enclosed envelope, which requires no postage if mailed from within the United States, as instructed on the Proxy Card.

i

TEMPUR-PEDIC INTERNATIONAL INC.

1713 Jaggie Fox Way

Lexington, Kentucky 40511

PROXY STATEMENT

Annual Meeting of Stockholders To Be Held on Monday, May 7, 2007

INFORMATION CONCERNING SOLICITATION AND VOTING

Our Board of Directors is soliciting proxies for the 2007 Annual Meeting of Stockholders. The 2007 Annual Meeting of Stockholders of Tempur-Pedic International Inc. will be held at 10:00 a.m., local time on May 7, 2007 at the offices of Bingham McCutchen LLP, 16th Floor, 150 Federal Street, Boston, Massachusetts 02110. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

Voting materials, which include this Proxy Statement, a Proxy Card and our 2006 Annual Report to Stockholders, were mailed to stockholders on or about April 3, 2007. Our principal executive offices are located at 1713 Jaggie Fox Way, Lexington, Kentucky 40511. Our telephone number is (800) 878-8889. As used in this Proxy Statement, the term “Tempur-Pedic International,” refers to Tempur-Pedic International Inc. and the terms “we,” “our,” “ours,” “us,” and “Company” refer to Tempur-Pedic International Inc. and its consolidated subsidiaries.

Q: Who may vote at the meeting?

A:	Our Board set March 21, 2007 as the record date for the meeting. All stockholders who owned Tempur-Pedic International common stock of record at the close of business on March 21, 2007 may attend and vote at the meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. On March 21, 2007, 83,895,194 shares of Tempur-Pedic International common stock were outstanding.

Q: How many votes does Tempur-Pedic International need to be present at the meeting?

A:	A majority of Tempur-Pedic International’s outstanding shares of common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if you:

•	are present and vote in person at the meeting; or

•	have properly submitted a Proxy Card.

Q: What proposals will be voted on at the meeting?

A:	There are two proposals scheduled to be voted on at the meeting:

•	Election of eight (8) directors to each serve for a one-year term and until the director’s successor has been duly elected and qualified (Proposal One).

•	Ratification of the appointment of the firm of Ernst & Young LLP as Tempur-Pedic International’s independent auditors for the year ending December 31, 2007 (Proposal Two).

Q: What is the voting requirement to approve the proposal?

A:	In Proposal One for the election of the directors, those eight nominees who receive the highest number of affirmative “FOR” votes of the shares present or represented and entitled to vote at the meeting will be elected. Proposal Two for the ratification of Tempur-Pedic International’s independent auditors requires the affirmative “FOR” vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting.

Q: How are the votes counted?

A:	Proposal One, you may vote “FOR” or “WITHHOLD” with respect to each specific nominee. For Proposal Two, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Election of Directors

Abstentions and broker non-votes are not counted for purposes of the election of directors.

Ratification of Auditors and Other Matters

An abstention is counted as a vote against ratification of the independent auditor and all other matters to properly come before the meeting. A broker non-vote is not counted for purposes of ratification of the independent auditor and all other matters to properly come before the meeting.

Voting results will be tabulated and certified by our transfer agent, ComputerShare Trust Company, N.A.

Q: How may I vote my shares in person at the meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the meeting. If you choose to attend the meeting, please bring the enclosed Proxy Card and proof of identification for entrance to the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.

Q: How can I vote my shares without attending the meeting?

A:	Whether you hold shares directly as a stockholder of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy, or for shares held in street name, by submitting voting instructions to your stockbroker or nominee. In most cases, you will be able to do this by mail. Please refer to the summary instructions included on your Proxy Card. For shares held in street name, the voting instruction card will be included by your stockbroker or nominee.

You may submit your proxy by mail by signing your Proxy Card or, for shares held in street name, by following the voting instruction card included by your stockbroker or nominee and mailing it in the enclosed, postage-paid envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

Q: How can I change my vote after I return my Proxy Card?

A:	You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing and submitting a new Proxy Card with a later date or by attending the meeting and voting in person. Attending the meeting will not revoke your proxy unless you specifically request it.

Q: What is Tempur-Pedic International’s voting recommendation?

A:	Our Board of Directors recommends that you vote your shares “FOR” each of the nominees to the Board (Proposal One) and FOR the ratification of the appointment of Ernst & Young LLP as Tempur-Pedic International’s independent auditors for the year ending December 31, 2007 (Proposal Two).

Q: Where can I find the voting results of the meeting?

A:	The preliminary voting results will be announced at the meeting. The final results will be published in our quarterly report on Form 10-Q for the second quarter of 2007.

PROPOSAL ONE

ELECTION OF DIRECTORS

Board of Directors

Tempur-Pedic International’s Board of Directors consists of nine members, each serving a one-year term. The nominees for this year’s election of directors include: H. Thomas Bryant, Francis A. Doyle, Peter K. Hoffman, Sir Paul Judge, Nancy F. Koehn, Christopher A. Masto, P. Andrews McLane, and Robert B. Trussell, Jr. The nominees, if elected, will each serve a one-year term until Tempur-Pedic International’s annual meeting in 2008 or until his or her respective successor is elected and qualified. Each of the nominees has consented to serve a one-year term. There are no family relationships among our executive officers and directors.

All of the nominees, except for Peter K. Hoffman, are standing for re-election. In 2007 Mr. Hoffman will stand for election by our stockholders for the first time. Mr. Hoffman was nominated to serve as a director of Tempur-Pedic International by our Nominating and Corporate Governance Committee in September 2006, and was elected to serve by the Board of Directors in October 2006.

VOTE REQUIRED

The eight persons receiving the highest number of votes represented by outstanding shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting will be elected.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF DIRECTORS OF EACH OF THE FOLLOWING NOMINEES:

Nominees to Board of Directors:

H. Thomas Bryant, 59, joined Tempur-Pedic International in July 2001. In April 2006, Mr. Bryant was promoted to the role of Chief Executive Officer and elected a member of the Board of Directors. From July 2001 to December 2004, Mr. Bryant served as Executive Vice President and President of North American Operations. From December 2004 to April 2006, Mr. Bryant served as President of Tempur-Pedic International. Prior to joining Tempur-Pedic International, from 1998 to 2001, Mr. Bryant was the President and Chief Executive Officer of Stairmaster Sports & Medical Products, Inc. From 1989 to 1997, Mr. Bryant served in various senior management positions at Dunlop Maxfli Sports Corporation, most recently as President. Prior to that, Mr. Bryant spent 15 years in various management positions at Johnson & Johnson. Mr. Bryant received his B.S. degree from Georgia Southern University.

Francis A. Doyle, 58, has served as a member of Tempur-Pedic International’s Board of Directors since March 2003. Mr. Doyle has served as President and Chief Executive Officer of Connell Limited Partnership since 2001. From 1972 to 2001, he was a partner at PricewaterhouseCoopers LLP, where he was Global Technology and E-Business Leader and a member of the firm’s Global Leadership Team. He currently serves on the Board of Directors of Liberty Mutual Holding Company, Inc. and Citizens Financial Group. He is a trustee of the Joslin Diabetes Clinic and Boston College. Mr. Doyle is a certified public accountant and holds a B.S. degree and an M.B.A. degree from Boston College.

Peter K. Hoffman, 58, has served as a member of Tempur-Pedic International’s Board of Directors since October 2006. From January 1, 2000, Mr. Hoffman served as President of Global Grooming for The Procter & Gamble Company (formerly The Gillette Company) until his retirement at the end of 2006. Mr. Hoffman spent over 34 years with The Gillette Company and Procter & Gamble in executive positions both in North America and Europe, including roles as President, Global Blades and Razors; President, Duracell North Atlantic; and President, Braun North America. Mr. Hoffman received an A.B. degree in Economics from Columbia University and an M.B.A. degree with distinction from the Tuck School of Business, Dartmouth College, where he was elected as an Edward Tuck Scholar.

Sir Paul Judge, 57, has served as a member of Tempur-Pedic International’s Board of Directors since July 2004. Sir Paul Judge is chairman of the Royal Society of Arts, Manufactures and Commerce, Deputy Chairman of the American Management Association and President of the United Kingdom Chartered Management Institute. After thirteen years working for Cadbury Schweppes, Sir Paul led the buyout of that company’s food operations to form Premier Brands, becoming its chairman. Sir Paul was subsequently chairman of Food from Britain, director general of the Conservative Party and a ministerial adviser at the UK Cabinet Office. Sir Paul Judge has served on the board of Standard Bank Group Ltd of Johannesburg since June 2003 and Schroder Income Growth Fund plc, since December 1995, and as a member of the Advisory Board for Barclays Private Bank. In 1996, he became a Knight Bachelor in recognition of his public and political service. He was an Open Scholar at Trinity College, University of Cambridge, graduating in 1971, and received an M.B.A. in 1973 from the Wharton Business School.

Nancy F. Koehn, 47, has served as a member of Tempur-Pedic International’s Board of Directors since March 2004. Ms. Koehn has been a Professor of Business Administration at Harvard Business School since July 2001. From July 1997 through June 2001, Ms. Koehn was an Associate Professor at Harvard Business School. From July 1992 through June 1997, she was an Assistant Professor at Harvard Business School. She is the author of a number of books on various business topics, including her most recent book, Brand New: How Entrepreneurs Earned Consumers’ Trust from Wedgwood to Dell, and has written and supervised numerous case studies. Ms. Koehn consults with many companies and speaks frequently before business leaders on a range of subjects including strategic branding, leading in turbulent times, visionary entrepreneurs—past and present—and competing on the demand side in the Information Revolution. In 2001, Business 2.0 named Ms. Koehn one of 19 leading business gurus in the United States. Ms. Koehn holds a B.A. degree from Stanford University, an M.A. degree in Public Policy from the Harvard University Kennedy School of Government and an M.A. degree and a Ph.D. degree in European History from Harvard University.

Christopher A. Masto, 39, has served as a member of Tempur-Pedic International’s Board of Directors since November 2002. Mr. Masto is a Managing Director of Friedman Fleischer & Lowe, LLC, which he co-founded in 1997. Prior to 1997, he worked as a management consultant with Bain & Company. Prior to that, Mr. Masto was employed at Morgan Stanley & Co., where he worked in the investment banking department. He currently serves on the board of Archimedes Technology Group. Mr. Masto graduated magna cum laude from Brown University with an Sc.B. in Electrical Engineering and received his M.B.A. degree from Harvard Business School.

P. Andrews McLane, 59, has served as Chairman of Tempur-Pedic International’s Board of Directors since November 2002. Mr. McLane joined TA Associates, Inc. in 1979, where he is Senior Managing Director. Mr. McLane’s activity at TA Associates centers on buyouts and leveraged recapitalizations of companies in the consumer, financial services and business services sectors. Mr. McLane is a director of Advisory Research, Numeric Investors and Steve and Barry’s University Sportswear and also serves on the boards of the United States Ski and Snowboard Team and St. Paul’s School. Mr. McLane graduated from Dartmouth College with an A.B. degree and from the Tuck School of Business at Dartmouth with an M.B.A. degree.

Robert B. Trussell, Jr., 55, has served as a member of Tempur-Pedic International’s Board of Directors or its predecessors since 1992, and has served as Vice Chairman of the Board of Directors since April 2006. Mr. Trussell served as Chief Executive Officer of Tempur-Pedic International until May 2006, and served in that capacity at Tempur-Pedic International or its predecessor since 2002. From 1994 to December 2004, Mr. Trussell served as President of Tempur-Pedic International or one of the predecessors to Tempur-Pedic International. Prior to joining Tempur-Pedic International, Mr. Trussell was general partner of several racing limited partnerships that owned racehorses in England, France and the United States. He was also the owner of several start-up businesses in the equine lending and insurance business. Mr. Trussell received his B.S. degree from Marquette University.

Executive Officers

Name	Age	Position
H. Thomas Bryant	59	President and Chief Executive Officer
Matthew D. Clift	47	Executive Vice President of Global Operations
David Montgomery	46	Executive Vice President and President of International Operations
Rick Anderson	47	Executive Vice President and President, North America
Dale E. Williams	44	Senior Vice President, Chief Financial Officer, and Secretary
Bhaskar Rao	41	Chief Accounting Officer and Vice President of Strategic Planning

H. Thomas Bryant joined Tempur-Pedic International in July 2001. In April 2006, Mr. Bryant was promoted to the role of Chief Executive Officer and elected a member of the Board of Directors. From July 2001 to December 2004, Mr. Bryant served as Executive Vice President and President of North American Operations. From December 2004 to April 2006, Mr. Bryant served as President of Tempur-Pedic International. Prior to joining Tempur-Pedic International, from 1998 to 2001, Mr. Bryant was the President and Chief Executive Officer of Stairmaster Sports & Medical Products, Inc. From 1989 to 1997, Mr. Bryant served in various senior management positions at Dunlop Maxfli Sports Corporation, most recently as President. Prior to that, Mr. Bryant spent 15 years in various management positions at Johnson & Johnson. Mr. Bryant received his B.S. degree from Georgia Southern University.

Matthew D. Clift joined Tempur-Pedic International in December 2004 and serves as Executive Vice President of Global Operations, with responsibilities including manufacturing and research and development. From 1991 to December 2004, Mr. Clift was employed by Lexmark International where he most recently served as Vice President and General Manager of the consumer printer division. From 1981 to 1991, Mr. Clift was employed by IBM Corporation and held several management positions in research and development and manufacturing. Mr. Clift obtained his B.S. degree in chemical engineering from the University of Kentucky.

David Montgomery joined Tempur-Pedic International in February 2003 and serves as Executive Vice President and President of International Operations, with responsibilities including marketing and sales. From 2001 to November 2002, Mr. Montgomery was employed by Rubbermaid, Inc., where he served as President of Rubbermaid Europe. From 1988 to 2001, Mr. Montgomery held various management positions at Black & Decker Corporation, most recently as Vice President of Black & Decker Europe, Middle East and Africa. Mr. Montgomery received his B.A. degree, with honors, from L’ Ecole Superieure de Commerce de Reims, France and Middlesex Polytechnic, London.

Rick Anderson joined Tempur-Pedic International in July 2006 and serves as Executive Vice President and President, North America. From 1983 to 2006, Mr. Anderson was employed by The Gillette Company, which became a part of Procter & Gamble in 2005. Mr. Anderson most recently served as the Vice President of Marketing for Oral-B and Braun in North America. Previously, Mr. Anderson was Vice President of Global Business Management for Duracell. Mr. Anderson has held several management positions in marketing and sales as well as overseeing branding, product development and strategic planning. Mr. Anderson obtained B.S. and M.B.A. degrees from Virginia Tech.

Dale E. Williams joined Tempur-Pedic International in July 2003 and serves as Senior Vice President, Chief Financial Officer and Secretary. From November 2001 to September 2002, Mr. Williams served as Vice President and Chief Financial Officer of Honeywell Control Products, a division of Honeywell International, Inc. From September 2002, when he left Honeywell in connection with a reorganization, to July 2003, Mr. Williams received severance from Honeywell and was not employed. From 2000 to 2001, Mr. Williams served as Vice President and Chief Financial Officer of Saga Systems, Inc./Software AG, Inc. Prior to that, Mr. Williams spent 15 years in various management positions at General Electric Company, most recently as Vice President and Chief Financial Officer of GE Information Services, Inc. Mr. Williams received his B.A. degree in finance from Indiana University.

Bhaskar Rao joined Tempur-Pedic International in January 2004 as Director of Financial Planning and Analysis. In October 2005, Mr. Rao was promoted to Vice President of Strategic Planning. In May 2006, Mr. Rao was promoted to the position of Chief Accounting Officer and continues to serve as Vice President of Strategic Planning. From 2002 until December 2003, Mr. Rao was employed by Ernst & Young as a Senior Manager in the assurance and business advisory group. Mr. Rao was employed by Arthur Anderson from 1994 until 2002, when the Louisville, Kentucky office was acquired by Ernst & Young. Mr. Rao graduated from Bellarmine University with B.A. degrees in Accounting and Economics. Mr. Rao is also a Certified Public Accountant.

BOARD OF DIRECTORS’ MEETINGS, COMMITTEES OF THE BOARD

AND RELATED MATTERS

Corporate Governance

The following materials related to our corporate governance and related matters are available on our website at: http://www.tempurpedic.com/ir under the caption “Corporate Governance”:

•	Mission Statement

•	Core Values

•	Corporate Governance Guidelines

•	Code of Business Conduct and Ethics for Employees, Executive Officers and Directors

•	Policy on Complaints of Accounting, Internal Accounting Controls and Auditing Matters

•	Audit Committee Charter

•	Compensation Committee Charter

•	Nominating and Corporate Governance Committee Charter

•	Committees of the Board

•	Contact the Presiding Director

Copies may also be obtained, free of charge, by writing to: Tempur-Pedic International Inc., 1713 Jaggie Fox Way Lexington, Kentucky 40511, Attention: Investor Relations. Please specify which document you would like to receive.

Board of Directors’ Meetings

The Board of Directors held seven (7) meetings in 2006, and acted by written consent seven (7) times. All directors attended 75% or more of the combined total number of meetings of the Board of Directors and its committees held in 2006 during the period in which they served as directors or committee members.

Directors’ Independence

Our corporate governance guidelines provide that a majority of the Board of Directors shall consist of independent directors within the meaning of the New York Stock Exchange Rules governing the composition of the Board of Directors and its committees (the “NYSE Independence Rules”). The Board of Directors has determined that none of Francis A. Doyle, Peter K. Hoffman, Sir Paul R. Judge, Nancy F. Koehn, Christopher A. Masto or P. Andrews McLane has a material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) within the meaning of the NYSE Independence Rules and accordingly are “independent” for purposes of the NYSE Independence Rules.

The Board of Directors has determined that H. Thomas Bryant does not qualify as an independent director under the NYSE Independence Rules because he serves as President and Chief Executive Officer of Tempur-Pedic International. The Board of Directors has also determined that Robert B. Trussell, Jr. does not qualify as an independent director under the NYSE Independence Rules as he was employed as the Chief Executive Officer of Tempur-Pedic International within the last three years.

Committees of the Board

The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

The Audit Committee

The members of the Audit Committee are Francis A. Doyle (Chair), Peter K. Hoffman, Sir Paul Judge and Nancy F. Koehn. The Board has determined that each member of the Audit Committee is independent as defined in the NYSE Independence Rules and the rules of the SEC. The Board has also determined that Mr. Doyle is an audit committee financial expert within the meaning of Item 7 (d) (3) (iv) of Schedule 14A of the Securities and Exchange Act of 1934, as amended (Exchange Act) and has “accounting or related financial management expertise” within the meaning of the applicable New York Stock Exchange rules.

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight with respect to Tempur-Pedic International’s accounting and financial reporting functions, internal and external audit functions, and systems of internal controls over financial reporting and legal, ethical, and regulatory compliance. Some of the Audit Committee’s responsibilities include:

•	reviewing the scope of internal and independent audits;

•	reviewing the Company’s quarterly and annual financial statements and annual report on Form 10-K;

•	reviewing the adequacy of management’s implementation of internal controls;

•	reviewing the Company’s accounting policies and procedures and significant changes in accounting policies;

•	reviewing the Company’s business conduct and ethics policies and practices;

•	reviewing the Company’s policies with respect to risk assessment and risk management; and

•

reviewing information to be disclosed and types of presentations to be made in connection with the Company’s earnings press releases, as well as financial information and earning guidance provided to analysts and rating agencies;

•	preparing an annual evaluation of the committee’s performance;

•	reporting regularly to the Board on the Committee’s activities;

•	appointing the independent public accountants and reviewing their independence and performance and the reasonableness of their fees.

The Audit Committee met nine (9) times in 2006. A copy of the Audit Committee charter as adopted by our Board of Directors is available on Tempur-Pedic International’s website http://www.tempurpedic.com/ir, under the caption “Corporate Governance.”

The Compensation Committee

The members of the Compensation Committee are Jeffrey S. Barber (Chair), Sir Paul Judge, and Francis A. Doyle. The Board of Directors has determined that each member of the Compensation Committee is independent as defined in the NYSE Independence Rules. The committee’s responsibilities include:

•

reviewing and approving on an annual basis the corporate goals and objectives with respect to compensation for the chief executive officer, evaluating at least once a year the chief executive officer’s performance in light of these established goals and objectives and, based upon these evaluations, determining and approving the chief executive officer’s annual compensation, including salary, bonus, incentive and equity compensation;

•

reviewing on an annual basis the Company’s compensation structure for officers and employees other than the chief executive officer and making recommendations to the Board regarding the compensation of these officers and employees;

•	reviewing on an annual basis the Company’s compensation structure for its directors and making recommendations to the Board regarding the compensation of directors;

•

reviewing the Company’s incentive compensation and other stock-based plans and recommending changes in such plans to the Board as needed, having and exercising all the authority of the Board with respect to the administration of such plans;

•

reviewing executive officer compensation for compliance with Section 16 of the Exchange Act and Section 162(m) of the Internal Revenue Code of 1986, as amended, and other applicable laws, rules and regulations;

•	reviewing and approving employment agreements, severance arrangements and change in control agreements and provisions when, and if, appropriate, as well as any special supplemental benefits;

•	reviewing with management the “Compensation Discussion and Analysis” section in the Company’s proxy statement;

•	preparing and publishing an annual executive compensation report in the Company’s proxy statement;

•	preparing an annual evaluation of the committee’s performance;

•	reporting regularly to the Board on the committee’s activities;

•	performing any other activities consistent with the committee’s charter, the Company’s by-laws and governing law, as the committee or the Board deems appropriate; and

•	with respect to any reference in the committee’s charter to NYSE or Commission requirements, complying with these requirements when listed by the NYSE or subject to the requirements of the Commission.

The Compensation Committee, in its role as administrator under the Company’s 2003 equity incentive plan, has delegated authority to the Company’s President and Chief Executive Officer to grant certain options within certain specified parameters.

In determining the compensation of our executive officers, our President and Chief Executive Officer recommends performance objectives to the Compensation Committee, and assists the Compensation Committee to determine if the performance objectives have been achieved.

In 2005 and 2006, the Compensation Committee engaged Frederick W. Cook & Co., Inc., an executive compensation consultant, to evaluate the Company’s overall compensation structure and equity compensation for the Company’s executive officers, including the employment agreement and equity compensation for the Company’s newly-appointed Chief Executive Officer.

The Compensation Committee met one (1) time in 2006 and acted by written consent four (4) times. A copy of the Compensation Committee charter as adopted by our Board of Directors is attached to this proxy statement as Appendix A and is also available on Tempur-Pedic International’s website http://www.tempurpedic.com/ir, under the caption “Corporate Governance.”

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as members of our Board of Directors or Compensation Committee.

The Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are P. Andrews McLane (Chair), Nancy F. Koehn and Christopher A. Masto. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent as defined in the NYSE Independence Rules. The committee’s responsibilities include:

•	identifying individuals qualified to become members of the Board;

•	recommending to the Board director nominees to be presented at the annual meeting of stockholders and to fill vacancies on the Board;

•	considering and making recommendations concerning director nominees proposed by stockholders;

•	reviewing and recommending to the Board annual members to each standing committee of the Board;

•	reviewing and evaluating related party transactions; and

•	developing and recommending to the Board corporate governance guidelines for the Company.

The Nominating and Corporate Governance Committee met two (2) times in 2006. A copy of the Nominating and Corporate Governance Committee charter as adopted by our Board of Directors is attached to this proxy statement as Appendix B and is also available on Tempur-Pedic International’s website http://www.tempurpedic.com/ir under the caption “Corporate Governance.”

Policies Governing Director Nominations

Director Qualifications

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for reviewing with the Board of Directors from time to time the appropriate qualities, skills and characteristics desired of members of the Board of Directors in the context of the needs of the business and the composition of the Board of Directors. This assessment includes consideration of the following minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by all directors:

•	Directors must have a reputation for integrity, honesty and adherence to high ethical standards;

•	Directors must have the ability to exercise sound business judgment;

•	Directors must have substantial business or professional experience and be able to offer meaningful advice and guidance to the Company’s management based on that experience; and

•	Directors must be able to devote the time and effort necessary to fulfill their responsibilities to the Company.

The Nominating and Corporate Governance Committee also considers numerous other qualities, skills and characteristics when evaluating director nominees, including whether the nominee has specific strengths that would augment existing skills and experience of the Board of Directors, such as an understanding of and experience in technology, accounting, governance, finance or marketing and whether the nominee has leadership experience with public companies or other sophisticated and complex organizations.

Process for Identifying and Evaluating Director Nominees

The Nominating and Corporate Governance Committee has established a process for identifying and evaluating nominees for director. Although the Nominating and Corporate Governance Committee will consider nominees recommended by stockholders, the Committee believes that the process it uses to identify and evaluate nominees for director is designed to produce nominees that possess the educational, professional, business and personal attributes that are best suited to further the Company’s mission. The Committee may identify nominees through the use of professional search firms that may utilize proprietary screening techniques to match candidates to the Committee’s specified qualifications. The Committee may also receive recommendations from existing directors, executive officers, key business partners, and trade or industry affiliations. The Committee will evaluate nominations at regular or special meetings, and in evaluating nominations, will seek to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth above under “Director Qualifications.” The Board itself is ultimately responsible for recommending candidates for election to the stockholders or for appointing individuals to fulfill a vacancy.

In 2006, the Company did not employ a search firm or pay fees to other third parties in connection with seeking or evaluating Board nominee candidates. Peter K. Hoffman, a nominee for election to the Board, was selected by the Nominating and Corporate Governance Committee through personal referrals and was nominated after a full evaluation of his individual qualities, as well as his ability to augment the strengths of the then current Board of Directors. In September 2006, the Nominating and Corporate Governance Committee nominated Mr. Hoffman as a director of the Board, and the Board approved his election to the Board in October 2006.

Procedures for Recommendation of Director Nominees by Stockholders

The Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders. In evaluating candidates recommended by our stockholders, the Nominating and Corporate Governance Committee applies the same criteria as discussed above in Director Qualifications. Any stockholder recommendations of director nominees proposed for consideration by the Nominating and Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed in writing to the Committee, care of: Tempur-Pedic International Inc., 1713 Jaggie Fox Way, Lexington, Kentucky 40511, Attention: Corporate Secretary. In addition, the Company’s bylaws permit stockholders to nominate directors for consideration at an annual stockholder meeting in accordance with certain procedures described in this proxy statement under the heading “Stockholder Proposals for 2008 Proxy Statement.”

Designation of, and Communication with, Tempur-Pedic International’s Board of Directors through its Presiding Director

The Board of Directors has designated P. Andrews McLane as the “presiding director” as that term is defined in applicable New York Stock Exchange Rules. Stockholders or other interested parties wishing to communicate with our Board of Directors can call (859) 514-4605 and leave a message for the presiding director. You may also contact the presiding director by e-mail at presidingdirector@tempurpedic.com or by going to Tempur-Pedic International’s website at http://www.tempurpedic.com/ir under the caption “Corporate Governance—Contact the Presiding Director.” Regardless of the method you use, the presiding director will be able to view your unedited message. The presiding director will determine whether to relay your message to other members of the Board.

Executive Sessions

Executive sessions, or meetings of the outside (non-management) directors without management present, are held regularly. In 2006, executive sessions were held after five (5) regularly scheduled meetings of the Board of Directors. Executive sessions are led by P. Andrews McLane, the presiding director.

Charitable Contributions

Tempur-Pedic International has not made any charitable contributions to any charitable organization in which a director serves as an executive officer in which, within the preceding three years, such contributions in any single year exceeded the greater of $1 million, or 2% of such organization’s consolidated gross revenues.

Board Member Attendance at Annual Meetings

In accordance with our Corporate Governance Guidelines, all directors are generally expected to attend the annual meeting of stockholders. At our last annual meeting, which was held on April 28, 2006, all of the directors standing for re-election on the Board attended.

PRINCIPAL SECURITY OWNERSHIP AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of March 21, 2007 regarding the beneficial ownership of our outstanding equity securities by:

•	each person known to beneficially own more than 5% of Tempur-Pedic International’s outstanding common stock;

•	each of Tempur-Pedic International’s directors and Named Executive Officers (as defined below in “Executive Compensation and Related Information”); and

•	all of Tempur-Pedic International’s directors and executive officers and 5% stockholders as a group.

Beneficial ownership of shares is determined under Rule 13d-3(d)(1) of the Exchange Act and generally includes any shares over which a person exercises sole or shared voting or investment power and the number of shares that can be acquired within sixty (60) days upon exercise of an option. Common stock subject to these options is deemed to be outstanding for the purpose of computing the ownership percentage of the person holding such options, but is not deemed to be outstanding for the purpose of computing the ownership percentage of any other person. The table assumes 83,895,194 shares of common stock outstanding as of the close of market on March 21, 2007.

Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares of common stock held by them. Unless otherwise indicated, the address of each officer, director and 5% stockholder listed below is c/o Tempur-Pedic International Inc., 1713 Jaggie Fox Way, Lexington, Kentucky 40511.

	Shares Beneficially Owned
Name of Beneficial Owner:	Number of Shares	Percentage of Class
5% Stockholders:
AMVESCAP PLC (1)	12,177,584	14.5%
Kayne Anderson Rudnick Investment Management LLC (2)	5,893,376	7.0%
TA Associates Funds (3)	4,437,877	5.3%

Executive Officers and Directors:
H. Thomas Bryant (4)	521,323	*
David Montgomery (5)	461,351	*
Matthew D. Clift (6)	322,002	*
Rick Anderson	—	*
Dale E. Williams (7)	274,000	*
P. Andrews McLane (8)	4,994,325	6.0%
Jeffrey S. Barber (9)	4,483,153	5.3%
Christopher A. Masto (10)	185,595	*
Francis A. Doyle (11)	121,360	*
Nancy F. Koehn (12)	57,050	*
Sir Paul Judge (13)	57,050	*
Robert B. Trussell, Jr. (14)	727,145	*
Peter K. Hoffman (15)	15,850	*
All executive officers and directors as a group (14 persons) (16):	7,825,451	9.3%

*	Represents ownership of less than one percent
(1)

Amounts shown reflect the aggregate number of shares of common stock held by AIM Advisors, Inc., AIM Capital Management, Inc., AIM Funds Management, Inc, INVESCO Asset Management Deutschland GmbH, INVESCO Asset Management Limited, INVESCO Institutional (N.A.), Inc., INVESCO Management S.A. and PowerShares Capital Management LLC (collectively AMVESCAP PLC) based on information set forth in a Schedule 13G filed with the Securities and Exchange

Commission on February 14, 2007. The address of AMVESCAP PLC is 30 Finsbury Square, London EC2A 1AG, England.
(2)

Amounts shown reflect the aggregate number of shares of common stock held by Kayne Anderson Rudnick Investment Management LLC based on information set forth in a Schedule 13G filed with the SEC on February 6, 2007. The address of Kayne Anderson Rudnick Investment Management LLC is 1800 Avenue of the Stars, 2nd Floor, Los Angeles, CA 90067.

(3)

Amounts shown reflect the aggregate number of shares of common stock held by TA IX L.P., TA/Atlantic and Pacific IV L.P., TA/ Advent VIII L.P., TA Strategic Partners Fund A L.P., TA Strategic Partners Fund B L.P., TA Investors LLC, TA Subordinated Debt Fund, L.P., TA Associates, Inc., TA Associates IX LLC, TA Associates VII LLC and TA Associates SDF LLC (collectively, the “TA Associates Funds”). Investment and voting control of the TA Associates Funds is held by TA Associates, Inc. No stockholder, director, or officer of TA Associates, Inc. has voting or investment power with respect to shares held by TA Associates Funds. Voting and investment power with respect to such shares is vested in a four-person Investment Committee comprised of Jeffrey S. Barber, Brian J. Conway, C. Kevin Landry, and P. Andrews McLane. Mr. McLane is Senior Managing Director of TA Associates, Inc., the manager of the general partner of TA IX L.P., TA Advent VIII L.P. and TA Subordinated Debt Fund, L.P.; the manager of TA Investors LLC; and the general partner of TA/ Atlantic and Pacific IV L.P., TA Strategic Partners Fund A L.P. and TA Strategic Partners Fund B L.P. Mr. Barber is Vice President of TA Associates, Inc., the manager of the general partner of TA IX L.P., TA Advent VIII L.P. and TA Subordinated Debt Fund, L.P.; the manager of TA Investors LLC; and the general partner of TA/ Atlantic and Pacific IV L.P., TA Strategic Partners Fund A L.P. and TA Strategic Partners Fund B L.P. The address of the TA Associates Funds is c/o TA Associates, Inc., John Hancock Tower, 56th Floor, 200 Claredon Street, Boston, MA 02116.

(4)	Includes 9,027 shares of common stock issuable upon exercise of outstanding and currently exercisable options. Also includes 325,000 shares of common stock which Mr. Bryant pledged to Wachovia Capital Markets LLC on February 1, 2007 pursuant to a variable forward contract, which is expected to settle in February 2009.
(5)	Includes 4,013 shares of common stock issuable upon exercise of outstanding and currently exercisable options.
(6)	Includes 300,000 shares of common stock issuable upon exercise of outstanding and currently exercisable options.
(7)	Includes 32,813 shares of common stock issuable upon exercise of outstanding and currently exercisable options.
(8)

Mr. McLane is Senior Managing Director of TA Associates, Inc., the manager of the general partner of TA IX L.P., TA Advent VIII L.P. and TA Subordinated Debt Fund, L.P.; the manager of TA Investors LLC; and the general partner of TA/ Atlantic and Pacific IV L.P., TA Strategic Partners Fund A L.P. and TA Strategic Partners Fund B L.P. Accordingly, Mr. McLane may be deemed to beneficially own shares owned by TA IX L.P., TA Advent VIII L.P., TA Subordinated Debt Fund, L.P., TA Investors LLC, TA/ Atlantic and Pacific IV L.P., TA Strategic Partners Fund A L.P. and TA Strategic Partners Fund B L.P. Mr. McLane disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest. The address for Mr. McLane is c/o TA Associates, Inc., John Hancock Tower, 56th Floor, 200 Claredon Street, Boston, MA 02116. Includes 541,748 shares held individually and in family trusts and 14,700 shares of common stock issuable upon exercise of outstanding and currently exercisable options.

(9)

Mr. Barber is a Managing Director of TA Associates, Inc., the manager of the general partner of TA IX L.P., TA Advent VIII L.P. and TA Subordinated Debt Fund, L.P.; the manager of TA Investors LLC; and the general partner of TA/ Atlantic and Pacific IV L.P., TA Strategic Partners Fund A L.P. and TA Strategic Partners Fund B L.P. Accordingly, Mr. Barber may be deemed to beneficially own shares owned by TA IX L.P., TA Advent VIII L.P., TA Subordinated Debt Fund, L.P., TA Investors LLC, TA/ Atlantic and Pacific IV L.P., TA Strategic Partners Fund A L.P. and TA Strategic Partners Fund B L.P. Mr. Barber disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest. The address for Mr. Barber is c/o TA Associates, Inc., John Hancock Tower, 56th Floor, 200

Claredon Street, Boston, MA 02116. Includes 30,576 shares held individually and 14,700 shares of common stock issuable upon exercise of outstanding and currently exercisable options.
(10)	Includes 13,200 shares of common stock issuable upon exercise of outstanding and currently exercisable options. The address for Mr. Masto is c/o Friedman Fleischer & Lowe, LLC, One Maritime Plaza, 22nd Floor, San Francisco, CA 94111.
(11)	Includes 92,986 shares of common stock issuable upon exercise of outstanding and currently exercisable options. The address for Mr. Doyle is c/o Connell Limited Partnership, One International Place, Fort Hill Square, Boston, MA 02110.
(12)	Includes 57,050 shares of common stock issuable upon exercise of outstanding and currently exercisable options. The address for Ms. Koehn is Harvard Business School, Rock Center 110, Boston, MA 02163.
(13)	Includes 57,050 shares of common stock issuable upon exercise of outstanding and currently exercisable options. The address for Sir Paul Judge is 88 The Panaromic, 152 Grosvenor Road, London SW1V 3JL England.
(14)	Amount reflects the aggregate number of shares owned by RBT Investments, LLC and Robert B. Trussell and Martha O. Trussell, Tenants in Common, and includes 20,762 shares of common stock issuable upon exercise of outstanding and currently exercisable options.
(15)	Includes 15,850 shares of common stock issuable upon exercise of outstanding and currently exercisable options. The address for Mr. Hoffman is c/o Tempur-Pedic International Inc., 1713 Jaggie Fox Way, Lexington, KY 40511.
(16)	Includes 675,275 shares of common stock issuable upon exercise of outstanding and currently exercisable options.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Compensation Committee of our Board of Directors has responsibility for establishing, monitoring and overseeing our Company’s compensation philosophy and objectives. In the paragraphs that follow, we provide an overview and analysis of our compensation philosophy, the material compensation decisions we have made with respect to our compensation philosophy and the material factors that we considered when making those decisions.

Throughout this proxy statement, those persons who served as (i) our principal executive officer during the year ended December 31, 2006, (ii) our principal financial officer during the year ended December 31, 2006 and (iii) our other three most highly compensated executive officers for the year ended December 31, 2006 are collectively referred to as our “Named Executive Officers”.

Compensation Philosophy and Objectives

Our senior management compensation plan is designed to attract, motivate and retain our management talent and to reward our management for strong Company performance and successful execution of our key business plans and strategies. We believe that our compensation philosophy aligns management incentives with the long-term interests of our stockholders. We compensate our senior management through a mix of base salary, annual cash bonus and equity compensation that ties pay to performance. Our mix of these elements varies by employee, and we do not have a specific targeted mix among base salary, cash bonus and equity compensation. Consistent with our compensation philosophy, a majority of the potential compensation for senior management is considered “at risk” based on Company and individual performance, continued employment or both. We currently do not offer any long-term compensation plans, deferred compensation plans, retirement plans (other than our 401K plan) or performance based equity awards to any of our employees.

Compensation Process

The Compensation Committee reviews our Chief Executive Officer’s compensation annually and makes determinations regarding annual merit increases, annual General Cash Bonus and equity compensation. The Chief Executive Officer reviews all other Named Executive Officer’s compensation annually and makes recommendations to the Compensation Committee regarding annual merit increases and General Cash Bonuses (as discussed below). The Board, upon recommendation of the Compensation Committee, reviews and approves the compensation for our executive officers, other than our Chief Executive Officer. The Named Executive Officers meet annually to review the performance of each senior manager and subsequently meet with the appropriate senior manager to review the performance of each applicable employee of the Company. The conclusions reached and recommendations made with respect to employees other than the Named Executive Officers, including salary adjustments, are based on the reviews and presented to the Chief Executive Officer for approval, with any equity awards to be approved by the Compensation Committee.

In 2005, the Compensation Committee engaged Frederick W. Cook & Co., Inc. (Cook), an executive compensation consultant, to provide a study to assist in evaluating our overall compensation structure. The following peer group of branded consumer products companies were independently selected to assess the competitiveness and cost effectiveness of our executive compensation plan:

Reebok International	Herman Miller
Polo Ralph Lauren	Quicksilver
Harmon International	Tupperware
Steelcase	K2

Tiffany	Columbia Sportswear
Timberland	Ethan Allen
Coach	Callaway Golf
Fossil	Krispy Kreme
Oakley	Select Comfort
Nautilus

In selecting the peer group, Cook included branded consumer products that had comparable revenues, net income, market capitalization and stockholder return. Although each of the companies evaluated had different compensation structures, our Compensation Committee, based on the Cook study, determined that our overall compensation structure was competitive and no significant modifications were made.

The Compensation Committee also engaged Cook in April 2006 and June 2006 to develop reports for the compensation of our Named Executive Officers. The April 2006 report was performed to assist the Compensation Committee with the determination of the compensation of the Company’s newly-appointed Chief Executive Officer. In preparing the April 2006 report, Cook adjusted the peer group discussed above by removing six companies (Coach, Harman, Polo-Ralph Lauren, Reebok and Adidas) because they were either significantly larger or smaller than the Company. Cook also added eight companies to the peer group (Central Garden & Pet, Elizabeth Arden, Guess, Nu Skin, Phillips-Van Heusen, Sealy, Under Armour, and Wolverine World Wide) based on their similar size to the Company in terms of annual revenues and market-capitalization value.

The April 2006 report analyzed the overall compensation structure for the Company’s Chief Executive Officer. The Compensation Committee used the April 2006 report in finalizing the terms of the employment agreement with H. Thomas Bryant in June 2006, including his base salary and targeted bonus.

The two reports completed by Cook in June 2006 addressed the equity compensation plan for our Chief Executive Officer and the other top five executive officers. The June 2006 reports used the same peer group as created in April 2006. Upon reviewing the results of the June 2006 reports, the Compensation Committee determined that no further overall changes to equity compensation structure for the Named Executive Officers were required at that time.

2006 Compensation Components

Based on our compensation philosophy for 2006, the principal components of our compensation were:

•	Base salary

•	Annual Cash Bonus

•	Equity Compensation

Base Salary

In determining the annual base salary for our senior management, including each of our Named Executive Officers, our goal is to provide a reasonable level of guaranteed compensation. Each individual’s initial or starting base salary is a result of the person’s previous experience, prior compensation history and the current compensation level of other senior managers within the Company with similar experience and responsibility.

All of our employees, including each of our Named Executive Officers and senior managers, are required to establish individual objectives at the beginning of each year. Each employee’s set of objectives are approved by their supervising manager with each of the employee’s objectives to be consistent with our core values and our strategic objectives. In the case of Mr. Bryant, our President and Chief Executive Officer, the goals and objectives are approved by the Compensation Committee. All other Named Executive Officers’ objectives are initially approved by Mr. Bryant, subsequently reviewed by our Compensation Committee and upon recommendation from the Compensation Committee, approved by the Board. Each employees’ performance is reviewed annually and merit increases to an individual’s base salary are aligned with overall Company and individual performance and successful execution of their individual objectives.

With respect to our employees, including our Named Executive Officers, the target merit increase in any year is based on prevailing market practices and economic conditions. For 2006, the target merit increases were 4% for all employees, including Named Executive Officers, which is consistent with our analysis of prevailing market conditions and consistent with our philosophy of emphasizing performance based compensation. Similarly, in 2007, the target merit increases were 4%.

The table below sets forth the amount of each Named Executive Officer’s base salary increase based on their individual performance and execution of their objectives for the applicable year, expressed as a percentage of their base salary immediately prior to the increase, is set forth below was as follows:

Named Executive Officer	Base Salary Merit Increase
	2007	2006
H. Thomas Bryant	4%	4% (1)
Robert B. Trussell, Jr.	N/A (1)	4%
Dale E. Williams	5%	4%
Matthew D. Clift	6%	4%
David Montgomery	4%	4%
Rick Anderson	5%	N/A (2)

(1)	In April 2006, Mr. Trussell retired as our Chief Executive Officer and remained on our Board of Directors in the position of Vice Chairman, and Mr. Bryant was appointed to the position of President and Chief Executive Officer. At the time of his appointment, Mr. Bryant’s salary was increased due to his promotion by $176,000, or 42% of his salary immediately prior to the increase.
(2)	Mr. Anderson joined us in July 2006.

Similarly, on average members of our senior management, other than our Named Executive Officers, attained the targeted 4% merit increase to base salary in 2006, based on successful execution of their individual objectives.

Annual Cash Bonuses

The annual cash bonus for each senior manager is linked to specific financial and operating targets or strategic initiatives. Our senior managers are eligible to receive annual cash bonuses set at a targeted percentage of their base salary. The Compensation Committee believes senior management, such as the Named Executive Officers, who hold positions affording them the authority to make critical decisions affecting the Company’s overall performance, should have a material percentage of their annual compensation contingent upon the Company’s performance.

The following table sets forth the targeted annual cash bonus levels for each Named Executive Officer shown as a percentage of their base salaries:

Named Executive Officer	Targeted Annual Cash Bonus
	2007	2006
H. Thomas Bryant	100%	100%
Robert B. Trussell, Jr.	N/A (1)	100	%(1)
Dale E. Williams	50%	50%
Matthew D. Clift	50%	50%
David Montgomery	50%	50%
Rick Anderson	50%	50	%(2)

(1)	In April 2006, Mr. Trussell retired as our Chief Executive Officer. For the year 2006, Mr. Trussell’s bonus target was 100% of his base salary; however, as Mr. Trussell had retired at the time of the Annual Cash bonus payout, he did not receive any portion of this payment.
(2)	Mr. Anderson joined us in June 2006. As a result, his bonus target for the year was pro-rated to match his salary earned for 2006.

The Annual Cash bonus for our Named Executive Officers is comprised of two components: (i) Performance Cash bonus and (ii) General Cash bonus. Two-thirds of the Annual Cash bonus is derived from the Performance Cash bonus and one-third is derived from the General Cash bonus. The Performance Cash bonus is tied to the Company’s achievement of specific financial targets. The General Cash bonus portion primarily relates to the successful execution of individual objectives established at the beginning of each year.

In 2006, the Performance Cash bonus for each of our Named Executive Officers was based on targeted net sales and earnings before interest and taxes (EBIT). These performance targets were selected to motivate the Named Executive Officers to achieve profitable business growth consistent with the Company’s long-term financial objectives. The 2007 Performance Cash bonuses are also based on targeted net sales and EBIT. The Named Executive Officers Performance Cash bonus was established using a matrix to allow for payments between 50% and 200% of their targeted Performance Cash bonus. A failure to meet the minimum requirement would result in no bonus payment under the Performance Cash bonus component of the Annual Cash bonus plan. In calculating the Performance Cash bonus payment, the Compensation Committee may consider material, unanticipated or unusual events that have affected the financial target.

The General Cash bonus component of the Named Executive Officer Annual Cash bonus is heavily weighted toward the successful completion of individual objectives. Their individual objectives are subjectively developed, evaluated and applied and are not based upon a mathematical formula. In the case of Mr. Bryant, our President and Chief Executive Officer, the goals and objectives are approved by the Compensation Committee. All other Named Executive Officers’ goals and objectives are initially approved by Mr. Bryant, subsequently reviewed by the Compensation Committee and, upon recommendation by the Compensation Committee, approved by the Board.

As a group, the Named Executive Officers received 85.0% of their targeted Annual Cash bonus potential for 2006. For the year, each Named Executive Officer’s General Cash bonus component was paid out at 100% of their respective target. However, each Named Executive Officer received less than 100% of the targeted Performance Cash bonus component as the Company did not fully achieve certain specified targets, resulting in the overall Annual Cash bonus payments to be lower than the targeted Annual Cash Bonus. The Annual Cash bonus plan for 2007 is consistent with the bonus plan for 2006, with the financial target matrix updated for our targeted net sales and EBIT for 2007.

The Performance Cash bonus goals, represented by the targeted net sales and EBIT, and the General Cash bonus goals, represented by the individual goals, are designed to focus the Named Executive Officers on individual behaviors that support the overall performance and success of our Company. The specific target metrics used by the Company and individual goals are considered by the Compensation Committee to be confidential commercial and financial company information, disclosure of which would result in competitive harm for the Company. Individual and Company goals are set with a reasonable level of difficulty that requires the Company and Named Executive Officers to perform at a high level in order to meet the goals and objectives and the likelihood of attaining these goals and objectives is not assured.

The remainder of our senior management team have diverse performance goals and receive Performance Cash bonuses set at a targeted percentage of their base salary that are tied to the Company’s and business units’ goals. The Named Executive Officers retain the right to adjust Performance Cash bonus payments for the remaining senior managers based on individual and Company performance. The discretionary component of senior management’s Performance Cash bonus is not formally based on a mathematical formula.

Equity Compensation

Members of senior management, including our Named Executive Officers, are eligible to receive equity compensation awards under our equity incentive plans. We believe that providing equity awards as a component of compensation for senior managers aligns the interests of senior managers with the interests of our stockholders. In addition, we believe that stock options provide an additional method of compensation where the return for each senior manager is directly tied to the stockholder’s return on their investment. Our stock option awards are service based and typically have a four year vesting cycle.

Under our equity compensation design, the timing and size of the awards differ between Named Executive Officers and all other members of senior management. Our Named Executive Officers typically receive stock option awards in their first year of employment and receive awards approximately every 4 years when their previous awards become fully vested. This practice is designed to provide the Named Executive Officer a long-term focus that allows them to manage the business for the long term and aligns the interest of stockholders rather than managing for the short term. In contrast, members of senior management other than our Named Executive Officers typically receive grants on an annual basis based on their job level at the time and their individual and Company performance for the year.

In June 2006, Mr. Bryant received a stock option award grant of 700,000 shares. At that time, Mr. Bryant was promoted to President and Chief Executive Officer, and his previous option grant in the amount of 964,713 shares of common stock was nearly vested. In June 2006, Mr. Montgomery received an award of 350,000 stock options and Mr. Williams received an award of 250,000 stock options as their previous grants were nearly vested. Mr. Anderson received two grants of stock options in 2006. Mr. Anderson joined us in June 2006, upon hiring we granted Mr. Anderson stock options for the 100,000 shares. In December 2006, we granted Mr. Anderson options for 75,000 shares based on his performance and to align his outstanding equity incentive with the other members of the Named Executive Officer team. In 2004, we granted restricted stock units to Mr. Clift in connection with his initial compensation package with the Company. This award was provided to Mr. Clift in order to offset lost equity compensation from his previous employer. Because Mr. Clift’s awards are still vesting, he was not awarded any equity incentive grants in 2006. Mr. Trussell received a grant of 12,000 stock options for his role as a non-employee director on our Board in 2006. In setting the size of these equity awards, the Compensation Committee takes into account a number of factors, including the executive officer’s position with the Company, prevailing market conditions and the overall size of the executive officer’s compensation package, as well as the studies completed by Cook, the executive compensation consultant.

The remaining senior managers typically receive grants on an annual basis based on their individual and the Company’s performance. Historically, these awards are granted by the Compensation Committee in December of each year to coincide with annual performance reviews and completion of the budget cycle. These awards typically have ranged between 5,000 and 35,000 stock options. In addition, individual stock option awards are granted throughout the year as needed with respect to hiring new members of senior management or promotions of employees into senior management positions. These awards also typically have ranged between 5,000 and 35,000 stock options.

Other Benefits

We offer a 401K plan to all of our employees, including our senior management and Named Executive Officers. The plan is designed to allow employees to defer current earnings and recognize them later in accordance with statutory regulations when their individual income tax rates may be more beneficial. The Company typically matches 100% of the first three percent of each employees’ salary that is deferred and 50% of the fourth and fifth percent of salary deferred. However, the decision to make the match is at the sole discretion of the Company. The Company made the matching contribution in 2006 for all participating employees.

The Company does not have any defined contribution and defined benefit pension plans and there are no alternate plans in place for senior management. In April 2006, Mr. Trussell retired as Chief Executive Officer of Tempur-Pedic International and remained on the board of Directors as Vice Chairman. At the time of his retirement, Mr. Trussell received cash compensation of $43,600 related to the unused accumulated vacation time that he had accrued. No other payments were made to Mr. Trussell.

The Company also has various broad-based employee benefit plans. Named Executive Officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may. The Named Executive Officers receive an annual car allowance.

Tax and Accounting Implications

Deductibility of Compensation

Section 162(m) of the Code limits the Company’s deduction for compensation paid to the executive officers named in the Summary Compensation Table to $1 million unless certain requirements are met. For 2006, the requirements for deductible compensation under Section 162(m) were met for all executive officers. The policy of the Compensation Committee with respect to Section 162(m) is to establish and maintain a compensation program that will optimize the deductibility of compensation. However, the Compensation Committee may exercise its right to use judgment, where appropriate to respond to changing business conditions or to an executive officer’s individual performance, to authorize compensation which may not in a specific case, be fully deductible by the Company.

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, the Company began accounting for stock-based payments, including its Equity Incentive Plans and Employee Stock Purchase Plans, in accordance with FASB Statement 123(R), “Share Based Payments.”

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Tempur-Pedic International specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

The Compensation Committee is comprised entirely of independent directors The Compensation Committee has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by,

COMPENSATION COMMITTEE

Jeffrey S. Barber (Chair)

Francis A. Doyle

Sir Paul Judge

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth information concerning the annual and long-term compensation for services in all capacities to Tempur-Pedic International for the year ended December 31, 2006 of those persons who served as (i) our principal executive officer during the year ended December 31, 2006, (ii) our principal financial officer during the year ended December 31, 2006 and (iii) our other three most highly compensated executive officers for the year ended December 31, 2006. We refer to our principal executive officers, principal financial officer and the other three highly compensated executive officers collectively as our “Named Executive Officers”.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($) (5)	Stock Awards ($)	Option Awards ($) (6)	Non-equity Incentive Plan Compensation ($) (5)	All Other Compensation ($) (7)	Total ($)
H. Thomas Bryant— President and Chief Executive Officer (1)	2006	$537,305	$198,000	$—	$571,121	$311,550	$21,938	$1,639,914

Robert B. Trussell, Jr.— Chief Executive Officer (1)	2006	263,951	—	—	128,661	—	10,273	402,885

Dale E. Williams— Senior Vice-President, Chief Financial Officer and Secretary	2006	294,054	48,757	—	307,525	76,718	19,441	746,495

Matthew D. Clift— Executive Vice-President, Global Operations (2)	2006	324,121	53,741	438,162	202,125	84,560	20,832	1,123,541

David Montgomery— Executive Vice-President, President of International Operations (3)	2006	408,798	71,635	—	315,290	112,717	72,838	981,278

Rick Anderson— Executive Vice-President, President North America (4)	2006	132,692	34,750	—	66,143	38,944	79,043	351,572

(1)	Mr. Trussell served as our Chief Executive Officer until the 2006 Annual Stockholders’ Meeting held on April 28, 2006, at which time he resigned from his executive officer position with our Company and remained as a member of our Board of Directors. At that time Mr. Bryant was promoted to the position of Chief Executive Officer and retained the position of President of Tempur-Pedic International, and was elected as a member of our Board of Directors. Mr. Trussell’s salary is comprised of $193,685 earned while serving as Chief Executive Officer, $43,600 of unused vacation that was paid-out upon Mr. Trussell’s retirement and $40,000 earned while serving as a non-employee member of our Board of Directors.
(2)	On December 1, 2004, Mr. Clift was awarded 70,000 restricted stock units with an exercise price of $0. The fair market value of Tempur-Pedic International’s common stock on that date was $19.30, resulting in a restricted stock award of $1,351,000. For stock awards granted, the value shown is what is also included in the Company’s financial statements in accordance with FAS 123(R). See the Company’s Annual Report for the year ended December 31, 2006 for a complete description of the FAS 123(R) valuation.
(3)	Mr. Montgomery’s salary is paid in British Pounds (€) and has been converted to United States Dollar ($) using the monthly payments translated at the monthly average rate for each month in the year ended December 31, 2006. Mr. Montgomery’s Non-Equity Incentive Plan Compensation is denominated in British Pounds and has been converted to United States Dollar using the conversion rate for the date paid to Mr. Montgomery.
(4)	Mr. Anderson joined the Company in July 2006 and received a bonus of $10,000 at the time he accepted employment with us. The remainder of this amount is representative of annual bonus payouts which were earned in 2006 and paid in February 2007.

(5)	Bonus and Non-equity Incentive Plan Compensation payouts were earned in 2006 and paid in February 2007 to Mr. Bryant, Mr. Williams, Mr. Clift, Mr. Montgomery and Mr. Anderson, pursuant to the 2006 Executive Incentive Bonus Plan as discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement.
(6)	For stock options granted, the value set forth is also included in the Company’s financial statements in accordance with FAS 123(R). See the Company’s Annual Report for the year ended December 31, 2006 for a complete description of the FAS 123(R) valuation.
(7)	Represents amounts paid on behalf of each of the Named Executive Officers for the following three respective categories of compensation: (i) premiums for life, accidental death and dismemberment insurance and long-term disability benefits (ii) contributions to our defined contribution plans and (iii) car allowance. Amounts for each of the Named Executive Officers for each of the three respective preceding categories is as follows: Mr. Bryant: ($1,330, $13,408, $7,200); Mr. Trussell: ($998, $6,875, $2,400); Mr. Williams: ($1,330, $10,911, $7,200); Mr. Clift ($1,330, $12,302, $7,200); Mr. Montgomery: ($5,192, $39,295, $27,647, ); and Mr. Anderson: ($443, $0, $3,600). Mr. Anderson also has relocation expenses in the amount of $75,000 included in “All Other Compensation.” Mr. Montgomery also has tax preparation fees in the amount of $705 in “All Other Compensation.”

Grants of Plan-Based Awards

The following table sets forth certain information concerning each grant of an award made to a Named Executive Officer during 2006 under our equity compensation plans.

Name	Grant Date (1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (1)	Grant Date Fair Value of Stock and Option Awards (2)
H. Thomas Bryant	6/23/2006	700,000	$13.92	4,053,000
Robert B. Trussell, Jr. (3)	10/23/2006	12,000	19.02	52,560
Dale E. Williams	6/28/2006	250,000	13.47	1,542,500
Matthew D. Clift	—	—	—	—
David Montgomery	6/28/2006	350,000	13.47	2,096,500
Rick Anderson	7/18/2006	100,000	13.16	545,000
	12/21/2006	75,000	20.27	641,250

(1)	The exercise price for each stock option is the market value on the date of grant.
(2)	For stock options granted, the value set forth represents the grant date fair value as determined in accordance with FAS 123(R). See the Company’s Annual Report for the year ended December 31, 2006 for a complete description of the FAS 123(R) valuation.
(3)	On October 23, 2006, Mr. Trussell received a grant of 12,000 options for his service as a non-employee director on our Board.

Outstanding Equity Awards at Year-End

The table below sets forth the outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2006 for each of our Named Executive Officers. The table also sets forth unvested stock awards assuming a market value of $20.46, the closing market price of our common stock on December 29, 2006.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)
H. Thomas Bryant	557,813 49,454 —	— 13,540 700,000	(1) (2)	$1.91 2.86 13.92	11/1/2012 8/13/2013 6/23/2016	—		—
Robert B. Trussell, Jr. (3)	216,563 26,285 6,000	— 26,285 6,000	(1) (3)	1.91 2.86 19.03	11/1/2012 8/13/2013 10/23/2016	—		—
Dale E. Williams	310,079 —	98,438 250,000	(4) (5)	2.38 13.47	7/7/2013 6/28/2016	—		—
Matthew D. Clift	300,000 37,500	— 112,500	(7)	19.30 12.37	12/1/2014 12/15/2015	34,999	(6)	$716,080
David Montgomery	373,836 51,776 —	49,219 11,948 350,000	(8) (1) (9)	1.91 2.86 13.47	2/24/2013 8/13/2013 6/28/2016	—		—
Rick Anderson	— —	100,000 75,000	(10) (11)	13.16 20.27	7/18/2016 12/21/2016	—		—

(1)	These options, granted on September 30, 2003, have a 10-year term. Twenty-five percent (25%) of these options became exercisable on the one-year anniversary of grant and the remaining shares become exercisable in equal installments on a quarterly basis over the subsequent twelve (12) quarters.
(2)	These options, granted on June 23, 2006, have a 10-year term. Twenty-five percent (25%) of these options became exercisable on the one-year anniversary of grant and the remaining shares become exercisable in equal installments on a quarterly basis over the subsequent twelve (12) quarters.
(3)	Mr. Trussell received a grant of 12,000 options to purchase shares of our common stock on October 23, 2006 for his services as a non-employee director. These options have a 10-year term and fifty percent (50%) of these shares became exercisable upon grant. The remaining shares become exercisable on the following dates: 3,000 options on January 31, 2007 and 3,000 options on April 30, 2007.
(4)	These options, granted on July 7, 2003, have a 10-year term. Twenty-five percent (25%) of these options became exercisable on the one-year anniversary of grant and the remaining shares become exercisable in equal installments on a quarterly basis over the subsequent twelve (12) quarters.
(5)	These options, granted on June 28, 2006, have a 10-year term. Twenty-five percent (25%) of these options became exercisable on July 7, 2008 and the remaining shares become exercisable in equal installments on a quarterly basis over the subsequent twelve (12) quarters.
(6)	These restricted stock units, granted on December 1, 2004, vest in six (6) equal installment semi-annually with the first vesting date being the six-month anniversary of the date of grant.
(7)	These options, granted on December 15, 2005, have a 10-year life and became exercisable in equal installments over four years, beginning with the one-year anniversary of the grant date.
(8)	These options, granted on February 24, 2003, have a 10-year term. Twenty-five percent (25%) of these options became exercisable on the one-year anniversary of grant and the remaining shares become exercisable in equal installments on a quarterly basis over the subsequent twelve (12) quarters.
(9)	These options, granted on June 28, 2006, have a 10-year term. Twenty-five percent (25%) of these options became exercisable on February 24, 2008 and the remaining shares become exercisable in equal installments on a quarterly basis over the subsequent twelve (12) quarters.

(10)	These options, granted on July 18, 2006, have a 10-year life and became exercisable in equal installments over four years, beginning with the one-year anniversary of the grant date.
(11)	These options, granted on December 21, 2006, have a 10-year life and became exercisable in equal installments over four years, beginning with the one-year anniversary of the grant date.

Option Exercises and Stock Vested

The following table sets forth certain information regarding options and stock awards exercised and vested, respectively, during the year ended December 31, 2006, for our Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($)
H. Thomas Bryant	9,219	$161,451	—	—
Robert B. Trussell, Jr.	893,282 87,615	12,690,135 1,127,855	— —	— —
Matthew D. Clift	— —	— —	11,667 11,667	$138,021 161,588

Except for the Named Executive Officers set forth in the table above, no other Named Executive Officer exercised a stock option award in 2006.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Tempur-Pedic International has entered into agreements and adopted plans that require us to provide compensation and/or other benefits to each Named Executive Officer in the event of such executive’s termination of employment under certain circumstances. The table below sets forth the amounts payable to each Named Executive Officers assuming the executive officer’s employment had terminated under various scenarios on December 29, 2006 (the last business day of 2006).

Except as otherwise expressly indicated, the amounts set forth in the table below do not represent the actual sums a Named Executive Officer would receive if his employment were terminated or there were a change of control of Tempur-Pedic International. Rather, the amounts below generally represent only estimates, based upon assumptions described in the footnotes to the table, of certain payments and benefits that the Named Executive Officers who were employed by Tempur-Pedic International or any of its subsidiaries on December 29, 2006 would have been entitled to receive had any of the identified events occurred on such date. Moreover, for all of the Named Executive Officers, the amounts set forth in the table necessarily are based upon the benefit plans and agreements that were in effect as of December 29, 2006. Payments which Tempur-Pedic International may make in the future upon an employee’s termination of employment or upon a change of control of Tempur-Pedic International will be based upon benefit plans and agreements in effect at that time, and the terms of any such future plans and agreements may be materially different than the terms of our benefit plans and agreements as of December 29, 2006.

Name	Benefits and Payments	Termination By Company Without Cause ($) (1) (2)	Employee Termination For Good Reason ($) (1) (2)	Termination By Company For Cause ($)	Termination Due to Death or Disability ($) (3)
H. Thomas Bryant	Cash Severance Insurance Benefits	$1,800,000 13,346	$1,800,000 13,346	—	$600,000

Dale E. Williams	Cash Severance Insurance Benefits	443,244 6,673	443,244 6,673	—	147,748

Matthew D. Clift	Cash Severance Insurance Benefits	488,553 6,673	488,553 6,673	—	162,851

David Montgomery	Cash Severance Insurance Benefits	613,197 4,630	613,197 4,630	—	204,399

Rick Anderson	Cash Severance Insurance Benefits	375,000 6,673	375,000 6,673	—	75,000

(1)	Reflects cash severance including two (2) years of base salary for Mr. Bryant and twelve (12) months of base salary for all other Named Executive Officers, payable in accordance with the normal payroll practices of the Company and pro-rata portion of any Performance Bonus/Non-Equity Incentive compensation with respect to the Bonus Year in which the termination occurs.
(2)	Upon termination by the Company without cause or termination by the employee for good reason, each named Executive Officer would be entitled to the continuation of welfare plans of the Company as detailed in the “Compensation Discussion and Analysis” for the duration of the officer’s applicable severance period. The severance period for Mr. Bryant is two (2) years and twelve (12) months for all other Named Executive Officers.
(3)	Upon termination due to death or disability, each Named Executive Officer would receive a pro-rata portion of any Performance Bonus that would be payable with respect to the Bonus Year in which the termination occurs.

Employment Arrangements, Termination of Employment Arrangements and Change in Control Arrangements

On June 29, 2006 we entered into an amended and restated employment agreement with H. Thomas Bryant, effective April 28, 2006, providing for his employment as President and Chief Executive Officer. The agreement has an initial term of two-years and a perpetual one-year renewal term. Either party may terminate the agreement, upon written notice, 90 days prior to the expiration of the initial or renewal term. Mr. Bryant’s agreement provides for an annual base salary of $600,000, subject to annual adjustment by our Board of Directors beginning January 1, 2007, a variable performance bonus set to target 100% of Mr. Bryant’s base salary if certain criteria are met, and options to purchase shares of our common stock.

On July 11, 2003, we entered into an executive employment agreement with Dale E. Williams, providing for his employment as Senior Vice President and Chief Financial Officer, or such other executive position as may be assigned from time to time by our Chief Executive Officer. The agreement has an initial term of one-year and a perpetual one-year renewal term. Either party may terminate the agreement, upon written notice, 90 days prior to the expiration of the initial or renewal term. The agreement provides for an annual base salary of $225,000, subject to annual adjustment by our Board of Directors beginning January 1, 2004, a variable performance bonus set to target 30% of Mr. Williams’ base salary if certain criteria are met, and options to purchase shares of our common stock.

On September 12, 2003, we entered into an executive employment agreement with David Montgomery, effective February 24, 2003, providing for his employment as Executive Vice President and President, Tempur-International Limited, or such other executive position as may be assigned from time to time by our Chief Executive Officer. The agreement provides that employment shall continue unless and until terminated by either party. Mr. Montgomery may terminate employment with six months written notice. We may terminate employment with 12 months written notice. The agreement provides for an annual base salary of £192,500, subject to an annual adjustment of our Board of Directors on or about January 1 of each year beginning with January 1, 2004, and a variable performance bonus set to target 30% of Mr. Montgomery’s base salary if certain criteria are met.

On December 1, 2004, we entered into an executive employment agreement with Matthew D. Clift, providing for his employment as Executive Vice President, Operations or such other executive position as may be assigned from time to time by our Chief Executive Officer. The agreement has an initial term of one-year and a perpetual one-year renewal term. Either party may terminate the agreement, upon written notice, 90 days prior to the expiration of the initial or renewal term. The agreement provides for an annual base salary of $300,000, subject to annual adjustment by our Board of Directors beginning January 1, 2006, a variable performance bonus set to target 50% of Mr. Clift’s base salary if certain criteria are met, a one-time hiring bonus, options to purchase shares of our common stock, and a grant of restricted stock units.

On July 6, 2006, we entered into an executive employment agreement with Rick Anderson, effective July 18, 2006, providing for his employment as Executive Vice President, President North America or such other executive position as may be assigned from time to time by our Chief Executive Officer. The agreement has an initial term of one-year and a perpetual one-year renewal term. Either party may terminate the agreement, upon written notice, 90 days prior to the expiration of the initial or renewal term. The agreement provides for an annual base salary of $300,000, subject to annual adjustment by our Board of Directors beginning January 1, 2007, a variable performance bonus set to target 50% of Mr. Anderson’s base salary if certain criteria are met, a one-time hiring bonus and options to purchase shares of our common stock.

Upon a change of control of our Company, any outstanding stock options or stock appreciation rights that are not fully exercisable shall accelerate and become exercisable with respect to 50% of those shares which are not then exercisable.

By the terms of their employment agreements Mr. Bryant, Mr. Williams, Mr. Montgomery, Mr. Clift and Mr. Anderson are prohibited from disclosing certain confidential information and trade secrets, soliciting any employee for one or two years following their employment and working with or for any competing companies during their employment and for one or two years thereafter.

All other senior managers are deemed to be “at will” employees and are not under contract. As such, there are no formal policies regarding severance benefits for these employees.

DIRECTOR COMPENSATION

The following table sets forth the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Company’s non-employee directors during the year ended December 31, 2006.

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards($) (6)		Total ($)
Jeffrey S. Barber (2)	$32,667	$24,324		$56,991
Francis A. Doyle	57,283 —	36,487 18,199	(3) (4)	— 111,969
Tully K. Freidman	—	—		—
Peter K. Hoffman	22,629	15,359	(3)	37,988
Nancy F. Koehn	46,617 —	28,213 20,213	(3) (5)	— 95,043
Sir Paul Judge	46,617 —	28,213 20,213	(3) (5)	— 95,043
Christopher A. Masto (2)	29,333	21,842	(3)	51,175
P. Andrews McLane (2)	32,667	24,324	(3)	56,991

(1)	Director compensation is based on the Board year, the period from one annual meeting to the next annual meeting. The amounts shown are pro-rated for fiscal year 2006, and do not represent the amounts each director will earn from the 2006 Annual Meeting until the 2007 Annual Meeting.
(2)	Messrs. Barber, Masto and McLane did not receive compensation for their service as a director of Tempur-Pedic International until October 2006, at which time they were compensated retrospectively for the 2006-2007 Board year.
(3)	Stock option grants were made on October 23, 2006 at an exercise price of $19.03 and a FAS 123(R) value of $8.24 per share. For stock options granted, the value shown represents the dollar amount recognized for financial reporting purposes and appear in the Company’s financial statements in accordance with FAS 123(R). See the Company’s Annual Report for the year ended December 31, 2006 for a complete description of the FAS 123(R) valuation.
(4)	A stock option grant was made to Mr. Doyle on March 26, 2003 at an exercise price of $1.91 per share. These options were granted under the 2002 Option Plan prior to our Initial Public Offering (IPO) in 2003, and have an exercise price that is less than the deemed market value of the underlying common stock at the date of grant. For stock options granted, the value shown represents the dollar amount recognized for financial reporting purposes and appear in the Company’s financial statements in Compensation Expense. See the Company’s Annual Report for the year ended December 31, 2006 for a complete description of the issuance of pre-IPO options.
(5)	Stock option grants were made to Ms. Koehn and Sir Paul Judge on December 15, 2005 at an exercise price of $12.37 and a FAS 123(R) value of $5.39 per share. For stock options granted, the value shown represents the dollar amount recognized for financial reporting purposes and appear in the Company’s financial statements in accordance with FAS 123(R). See the Company’s Annual Report for the year ended December 31, 2006 for a complete description of the FAS 123(R) valuation.

(6)	The following table sets forth the aggregate number of stock option awards outstanding for each director as of December 31, 2006 as well as the grant date fair value of stock awards and option grants made during 2006:

Name	Aggregate Option Awards Outstanding as of December 31, 2006	Grant Date Fair Value of Stock and Option Awards made during 2006
Jeffrey S. Barber	14,700	$64,386
Francis A. Doyle	94,048	96,579
Tully M. Freidman	—	—
Peter K. Hoffman	15,850	81,311
Nancy F. Koehn	57,050	74,679
Sir Paul Judge	57,050	74,679
Christopher A. Masto	13,200	57,816
P. Andrews McLane	14,700	64,386

Annual Retainers

•

For the 2006 Board year, each non-employee director will receive an annual retainer of $40,000, payable in equal installments on November 1, 2006, February 1, 2007 and May 1, 2007, and an option grant for 12,000 shares of common stock. Fifty percent of the option awards (except for Mr. Hoffman) vested on the grant date and the remainder will vest in two equal increments at the end of January 2007 and April 2007. As a newly elected director, Mr. Hoffman’s options will vest in equal quarterly increments over one year, so that his options will be fully vested on October 23, 2007. Vesting of each option award is subject to the applicable grant recipient being a member of the Board or applicable Committee as of the applicable vesting date.

•

Each Chair of one of the standing committees of the Board receives a supplemental annual retainer as follows—Audit Committee Chair, $16,000 and an option grant for 5,000 shares of common stock; Compensation Committee Chair, $5,000 and an option grant for 1,500 shares of common stock; and Nominating and Governance Committee Chair, $5,000 and an option grant for 1,500 shares of common stock.

•

Each member of one of the standing committees of the Board receives a supplemental annual retainer as follows—Audit Committee Member, $12,800 and an option grant for 3,850 shares of common stock; Compensation Committee Member, $4,000 and an option grant of 1,500 shares of common stock; and Nominating and Governance Committee Member, $4,000 and an option grant of 1,500 shares of common stock.

Equity Compensation Plan Information

The following table sets forth equity compensation plan information as of December 31, 2006:

Plan Category	Number of Shares To be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Shares Remaining Available For Future Issuance
Equity compensation plans approved by stockholders (a)	5,953,903	$10.03	4,379,015
Equity compensation plans not approved by stockholders	—	$—	—

Total	5,953,903	$10.03	4,379,015

(a)	See “Employee Benefit Plans” below for information regarding the material features of each of the above plans.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that Tempur-Pedic International’s executive officers, directors, and persons who own more than 5% of our common stock to file reports of ownership and changes in ownership with the SEC. Based solely on a review of the copies of reports furnished to us, Tempur-Pedic International believes that during the year ended December 31, 2006, its executive officers, directors, and greater than 5% stockholders complied with all Section 16(a) filing requirements, other than the following: Matthew Clift, an executive officer of the Company, Nancy Koehn and Sir Paul Judge each a director of the Company, did not file timely reports with respect to their respective option grants on December 15, 2005; H. Thomas Bryant filed a Form 4 report reflecting his option grant on June 23, 2006, after the applicable deadline. Dale E. Williams and David Montgomery filed a Form 4 report reflecting their respective options grants on June 28, 2006 one day after the applicable deadline; and Robert B. Trussell, Jr. filed a Form 4 reporting the sale of shares on November 14, 2006 one day after the applicable deadline.

Employee Benefit Plans

2002 Stock Option Plan

In November 2002, our Board of Directors and stockholders approved a stock option plan, effective for a ten-year term, to encourage ownership of stock by our employees, directors, and consultants and to provide them with additional financial incentives to promote the success of the Company. Under the plan, the number of outstanding shares of our common stock attributable to the exercise of options, together with the number of shares issuable upon the exercise of outstanding options, shall not exceed 9,907,349 shares except in the event of a stock dividend, split, reclassification or other similar corporate transaction. No individual may be granted options for more than 66 2/3% of this total number of shares.

Employees, directors, and consultants are eligible to receive options under the plan. However, directors who are not also employees are not eligible to receive incentive options. In the case of incentive options, the option price shall be not less than 100% of the fair market value of our common stock on the date the option is granted, or not less than 110% of that fair market value for a holder of 10% of our voting stock. Incentive options expire ten years after the date on which they are granted, or five years after the grant date for holders of 10% of our voting stock. Other options under the plan are not subject to such limitation.

Since the completion of our initial public offering in December 2003, no additional options have been or will be issued under the 2002 Stock Option Plan.

2003 Equity Incentive Plan

Upon completion of Tempur-Pedic International’s initial public offering, our Board and stockholders adopted a new incentive compensation plan, which we refer to in this proxy statement as the 2003 Equity Incentive Plan. Under the 2003 Equity Incentive Plan, the number of shares of our common stock issued pursuant to or subject to outstanding awards shall not exceed 8,000,000, except in the event of a stock dividend, split, reclassification or similar corporate action. The 2003 Equity Incentive Plan is administered by the Compensation Committee of our Board of Directors, which has the exclusive authority, including the power to determine eligibility to receive awards, the types and number of shares of stock subject to the awards, the price and timing of awards and the acceleration or waiver of any vesting, and performance of forfeiture restriction. The Compensation Committee, however, does not have the authority to waive any performance restrictions for performance-based awards. As used in this proxy statement, the term “administrator” means the Compensation Committee.

Participants.

Any of our employees, our non-employee directors, consultants, and advisors to us, as determined by the Compensation Committee may be selected to participate in the 2003 Equity Incentive Plan. Participants may receive one or more of the following types of awards:

•	stock options;

•	stock appreciation rights;

•	restricted stock and stock unit awards;

•	performance shares;

•	stock grants; and

•	performance-based awards.

Stock options.

Stock options may be granted under the 2003 Equity Incentive Plan, including incentive stock options, as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the Code), and nonqualified stock options. The option exercise price of all stock options granted under the 2003 Equity Incentive Plan will be determined by the administrator, except that any incentive stock option or any option intended to qualify as performance-based compensation under Code Section 162(m) will not be granted at a price that is less than 100% of the fair market value of the stock on the date of grant. Stock options may be exercised as determined by the administrator, but in no event after the tenth anniversary date of grant, or not less than 110% of the fair market value for a holder of 10% of our stock

Upon the exercise of a stock option, the purchase price must be paid in full in either cash or its equivalent. The administrator may also allow payment by tendering previously acquired shares of our common stock with a fair market value at the time of exercise equal to the exercise price, provided such shares have been held for at least six months prior to tender and broker-assisted cashless exercises and may authorize loans for the purpose of exercise as permitted under applicable law.

Stock appreciation rights (SAR).

SAR entitles a participant to receive a payment equal in value to the difference between the fair market value of a share of stock on the date of exercise of the SAR over the grant price of the SAR. The administrator may pay that amount cash, in shares of our common stock, or a combination. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any SAR will be determined by the administrator at the time of the grant of award and will be reflected in the award agreement.

Restricted stock and stock units.

A restricted stock award or restricted stock unit award is the grant of shares of our common stock either currently (in the case of restricted stock) or at a future date (in the case of restricted stock units) at a price determined by the administrator (including zero), that is nontransferable and is subject to substantial risk of forfeiture until specific conditions or goals are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may, if permitted by the administrator, have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the administrator.

Performance shares.

A performance share award is a contingent right to receive pre-determined shares of our common stock if certain performance goals are met. The value of performance units will depend on the degree to which the specified performance goals are achieved but are generally based on the value of our common stock. The administrator may, in its discretion, pay earned performance shares in cash, or stock, or a combination of both.

Stock Grants.

A stock grant is an award of shares of common stock within restriction. Stock grants may only be made in limited circumstances, such as in lieu of other earned compensation. Stock grants may be made without any forfeiture conditions.

Performance-based awards.

Grants of performance-based awards enable us to treat other awards granted under the 2003 Equity Incentive Plan as “performance-based compensation” under Section 162(m) of the Code and preserve the deductibility of these awards for federal income tax purposes. Because Section 162(m) of the Code only applies to those employees who are “covered employees” as defined in Section 162(m) of the Code, only covered employees, and those likely to become covered employees, are eligible to receive performance-based awards.

Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the administrator for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: pre- or after-tax net earnings, sales or revenue, operating earnings, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, stock price growth, stockholder returns, gross or net profit margin, earnings per share, price per share, and market share. These performance criteria may be measured in absolute terms or as compared to any incremental increase or as compared to results of a peer group. With regard to a particular performance period, the administrator has the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the administrator may reduce or eliminate (but not increase) the award. Generally, a participant must be employed on the date the performance-based award is paid to be eligible for a performance-based award for that period.

Amendment and termination.

The Board may terminate, amend, or modify the 2003 Equity Incentive Plan as it deems advisable at any time; however, stockholder approval will be obtained for any amendment to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule. The administrator may amend the terms of any award granted, prospectively or retroactively, provided that the amendment is consistent with the terms of the 2003 Equity Incentive Plan. We may not make any grants under the 2003 Equity Incentive Plan after December 1, 2013.

Adoption by stockholders.

The 2003 Equity Incentive Plan was approved by the holders of a majority of outstanding shares of our common stock in December 2003.

2003 Employee Stock Purchase Plan

Upon completion of Tempur-Pedic International’s initial public offering, a new employee stock purchase plan went into effect, which we refer to in this proxy statement as the 2003 Employee Stock Purchase Plan. The 2003 Employee Stock Purchase Plan permits eligible employees (as defined in the 2003 Employee Stock Purchase Plan) to purchase up to $25,000 worth of our common stock annually over the course of two semi-annual offering periods at a price of no less than 85% of the price per share of our common stock either at the beginning or the end of each six-month offering period, whichever is less. The Compensation Committee of our Board of Directors administers the 2003 Employee Stock Purchase Plan. Our Board may amend or terminate the plan. The 2003 Employee Stock Purchase Plan complies with the requirements of Section 423 of the Code. We may issue a maximum of 500,000 shares of our common stock under this plan. This plan was approved by the holders of a majority of outstanding shares of our common stock in December 2003.

Certain Relationships and Related Transactions

Related Party Transactions

In March 2007, our Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, adopted a written Related Party Transactions Policy providing for the review and approval or ratification by the Nominating and Corporate Governance Committee of certain transactions or relationships involving Tempur-Pedic International and its directors, executive officers and their affiliates. In reviewing a transaction or relationship, the Nominating and Corporate Governance Committee will take into account, among other factors it deems appropriate, whether it is on terms no more favorable than to an unaffiliated third party under similar circumstances, as well as the extent of the related party’s interest in the transaction.

Registration Rights Agreement

On November 1, 2002, Tempur-Pedic International and certain of our stockholders, including TA Associates Funds, one of our largest stockholders, entered into a registration rights agreement. Under this agreement, holders of 10% of Tempur-Pedic International’s registrable securities, as defined in the registration rights agreement, and certain stockholders who held notes with an aggregate unpaid principal balance of $15.0 million have the right, subject to certain conditions, to require Tempur-Pedic International to register any or all of their shares under the Securities Act at Tempur-Pedic International’s expense. In addition, all holders of registrable securities are entitled to request the inclusion of any of their shares in any registration statement at Tempur-Pedic International’s expense whenever we propose to register any of our securities under the Securities Act. In connection with all such registrations, Tempur-Pedic International has agreed to indemnify all holders of registrable securities against certain liabilities, including liabilities under the Securities Act. All holders requesting or joining in a registration have agreed to indemnify Tempur-Pedic International against certain liabilities.

PROPOSAL TWO

RATIFICATION OF INDEPENDENT AUDITORS

We are asking stockholders to ratify the appointment of Ernst & Young LLP as Tempur-Pedic International’s independent auditors for the year ending December 31, 2007. In July 2002, Ernst & Young LLP was appointed by the Board of Directors of Tempur World, Inc. to replace Arthur Andersen LLP. Ernst & Young became the independent auditors for Tempur-Pedic International after Tempur-Pedic International acquired Tempur World, Inc.

VOTE REQUIRED

The affirmative vote of a majority of the shares of common stock present or represented and voting at the Annual Meeting is required to ratify such appointment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP TO SERVE AS TEMPUR-PEDIC INTERNATIONAL’S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2007.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

FEES FOR INDEPENDENT AUDITORS DURING THE YEARS ENDED DECEMBER 31, 2006 and 2005

The aggregate fees for professional services rendered by Ernst & Young LLP for the years ended December 31, 2005 and December 31, 2006 were approximately as follows:

	2005	2006
Audit fees (1)	$1,538,248	$1,568,456
Audit-related fees (2)	6,322	14,150
Tax fees (3)	436,514	69,782
All other fees (4)	42,219	—

(1)	Audit fees billed for 2005 and 2006 were related to services provided in connection with the audit of our financial statements, management’s assessment of the effectiveness of our internal control over financial reporting and the effectiveness of our internal control over financial reporting as of and for the years ended December 31, 2005 and December 31, 2006, the statutory audits of certain international subsidiaries and the reviews of our quarterly financial statements.
(2)	Audit-related fees include fees for services related to consultation on accounting standards or transactions.
(3)	Tax fees include fees for tax compliance, tax advice, and tax planning.
(4)	Fees for other non-audit services for 2005 and 2006 included fees for services associated with other permitted advisory services.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee is responsible for appointing, setting compensation, and overseeing the work of the independent auditor. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent auditor.

On an ongoing basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Committee approves the engagement of the independent auditor. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The projects and categories of service are as follows:

Audit—Annual audit fees relate to services rendered in connection with the audit of Tempur-Pedic International’s consolidated financial statements and the quarterly reviews of financial statements included in Tempur-Pedic International’s quarterly report on Form 10-Q, and registration statements filed with the SEC.

Audit Related Services—Audit related services include fees for services related to consultation on accounting standards or transactions, statutory audits, and business acquisitions.

Tax—Tax services include fees for tax compliance, tax advice, and tax planning.

Other Services—Other services are pre-approved on an engagement-by-engagement basis.

During the last two years ended December 31, 206 and 2005, the Audit Committee approved 100% of the Audit Related Services, 100% of the Tax services and 100% of the Other Services.

Audit Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Tempur-Pedic International specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight with respect to the Company’s accounting and financial reporting functions, internal and external audit functions, and system of internal controls regarding financial matters and legal, ethical and regulatory compliance. The Audit Committee is composed of four directors, Francis A. Doyle, Peter K. Hoffman, Sir Paul Judge and Nancy F. Koehn, each of whom the Board of Directors has determined is “independent” as defined in the applicable rules of the New York Stock Exchange and the SEC. The Board of Directors has also determined that Mr. Doyle is an “audit committee financial expert” as defined under the applicable rules of the Securities and Exchange Commission. The charter of the Audit Committee is available on Tempur-Pedic International’s website at http://www.tempurpedic.com/ir under the caption “Corporate Governance.”

Management is responsible for the Company’s internal controls and financial reporting processes. Ernst & Young LLP, the Company’s independent certified public accountants, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with its responsibilities, the Audit Committee met on nine (9) occasions during 2006, either in person or via teleconference. These meetings involved representatives of management, internal auditors and the independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed with management, internal auditors and the independent accountants the consolidated financial statements. The Audit Committee has also discussed with internal auditors and the independent accountants, with and without management present, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee has discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61

(Communication with Audit Committees). The Company’s independent accountants also provided the Audit Committee written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with the independent accountants that firm’s independence.

Based upon the Audit Committee’s discussions with management, internal auditors and the independent accountants, and the Audit Committee’s review of the audited consolidated financial statements, evaluations of the Company’s internal controls, and the representations of management, internal auditors and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC.

Submitted by,

AUDIT COMMITTEE:

Francis A. Doyle (Chair)

Peter K. Hoffman

Sir Paul Judge

Nancy F. Koehn

OTHER INFORMATION

Stockholder Proposals For 2008 Proxy Statement

Stockholders who wish to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such meeting must provide written notice to the Secretary of Tempur-Pedic International following the procedures prescribed in Rule 14a-8 under the Exchange Act and Tempur-Pedic International’s by-laws. To be eligible, such notice must be received in writing at Tempur-Pedic International’s corporate headquarters in Lexington, Kentucky by the Secretary of Tempur-Pedic International not later than the close of business on the 120th day, and not earlier than the close of business on the 150th day, prior to the first anniversary of the mailing of the notice for the preceding year’s annual meeting. Accordingly, a stockholder nomination or proposal intended to be considered at the 2008 Annual Meeting must be received by the Secretary not later than the close of business on November 5, 2007 and prior to the close of business on December 5, 2007. Any proposal or nomination submitted after December 5, 2007 will be considered untimely.

Form 10-K

Our Annual Report on Form 10-K for the year ended December 31, 2006 is available without charge to each stockholder, upon written request to the Secretary of Tempur-Pedic International at our principal executive offices at 1713 Jaggie Fox Way, Lexington, Kentucky 40511 and is also available at on our website at http://www.tempurpedic.com/ir under the caption “SEC Filings.”

Other Matters

The Board of Directors knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

Tempur-Pedic International will pay the costs of soliciting proxies from stockholders. Directors, executive officers, and regular employees may solicit proxies, either personally or by telephone, on behalf of Tempur-Pedic International, without additional compensation, other than the time expended and telephone charges in making such solicitations.

By Order of the Board of Directors,

DALE E. WILLIAMS
Senior Vice President, Chief Financial Officer,
and Secretary

Lexington, Kentucky

April 3, 2007

APPENDIX A

TEMPUR-PEDIC INTERNATIONAL INC.

COMPENSATION COMMITTEE CHARTER

Charter

This charter governs the operations of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Tempur-Pedic International Inc. (the “Company”). The Committee shall review the adequacy of this charter at least annually and recommend any proposed changes to the Board for its approval, although the Board shall have sole authority to amend this charter.

Membership

The Committee shall be composed of at least three directors appointed by the Board, each of whom satisfies the applicable independence requirements of the New York Stock Exchange, Inc. (“NYSE”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”) at such time as the Company is subject to these requirements. Unless otherwise authorized by the Board of Directors, Committee members also shall qualify as “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as in effect from time to time (the “Exchange Act”), and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code, as in effect from time to time (the “Code”).

The Committee shall be appointed by the Board. To the extent that the nomination or recommendation of Committee members is delegated to the Nominating and Corporate Governance Committee of the Board or another appropriately designated and chartered Committee of the Board, such appointments shall be made pursuant to such nominations or recommendations. The chairman of the Committee shall be appointed by the Board. Committee members shall serve until their successors are duly appointed and qualified or until their earlier removal by the Board at any time.

The Committee may form and delegate any of its responsibility to subcommittees, as it deems necessary or appropriate in its sole discretion.

Meetings and Consultants

The Committee shall meet as often as it shall determine, but not less frequently than annually. The Committee shall have the authority to select, retain and terminate such compensation consultants, outside counsel and other advisors (“Consultants”), as it deems necessary or appropriate in its sole discretion. The Committee may invite such Consultants to attend meetings of the Committee or to meet with any members of the Committee. The Committee shall have the sole authority to approve the fees and retention terms relating to such Consultants, which fees shall be borne by the Company.

Except as otherwise provided by the Certificate of Incorporation or By-Laws of the Company, the location and operation of meetings and similar procedural matters relating to the Committee shall, to the extent applicable, be the same as those that relate to meetings of, and procedural matters concerning, the Board. The Committee shall adopt procedures regarding the recording, distribution and approval of minutes of meetings of the Committee.

Purpose and Responsibilities

The Committee shall discharge the overall responsibility of the Board relating to executive compensation, including responsibilities relating to the compensation of the chief executive officer and other executive officers, overseeing equity and long-term compensation plans, reviewing the Compensation Discussion and Analysis

A-1

required by Item 402(b) of Regulation S-K (the “CD&A”) to be included in the proxy statement and providing a Compensation Committee Report for inclusion in the proxy statement.

The Committee shall have the following authority and responsibilities:

•

To review and approve on an annual basis the corporate goals and objectives with respect to compensation for the chief executive officer. The Committee shall evaluate at least once a year the chief executive officer’s performance in light of these established goals and objectives and based upon these evaluations shall determine and approve the chief executive officer’s annual compensation, including salary, bonus, incentive and equity compensation.

•

To review on an annual basis the Company’s compensation structure for executive officers (other than the chief executive officer) and make recommendations to the Board regarding the compensation of these executive officers.

•	To review on an annual basis the Company’s compensation policies with respect to the compensation of employees whose compensation is not otherwise set by the Committee or the Board.

•	To review on an annual basis and make recommendations to the Board the compensation structure of directors, including incentive and equity based compensation plans.

•

To review the Company’s incentive compensation and other stock-based plans and recommend changes in such plans to the Board as needed. The Committee shall have and shall exercise all the authority of the Board with respect to the administration of such plans.

•	To review and discuss with management the CD&A, and based on such review and discussions, make recommendations to the Board that the CD&A be included in the Company’s proxy statement.

•	To prepare and publish an annual Compensation Committee Report in the Company’s proxy statement as required by the Exchange Act.

•	To review executive officer compensation for compliance with Section 16 of the Exchange Act and Section 162(m) of the Code, and other applicable laws, rules and regulations.

•	To review and approve employment agreements, severance arrangements and change in control agreements and provisions when, and if, appropriate, as well as any special supplemental benefits.

•	To prepare an annual evaluation of the Committee’s performance.

•	To report regularly to the Board on the Committee’s activities.

•	To perform any other activities consistent with this charter, the Company’s by-laws and governing law, as the Committee or the Board deems appropriate.

•

With respect to any reference in this Charter to NYSE or Commission requirements, the Committee shall be required to comply with these requirements when listed by the NYSE or subject to the requirements of the Commission.

A-2

APPENDIX B

TEMPUR-PEDIC INTERNATIONAL INC.

NOMINATING AND CORPORATE GOVERNANCE

COMMITTEE CHARTER

1	Charter

This charter governs the operations of the Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Tempur-Pedic International Inc. (the “Company”). The Committee shall review the adequacy of this charter at least annually and recommend any proposed changes to the Board for its approval, although the Board shall have sole authority to amend this charter.

2	Membership

The Committee shall be composed of at least three directors appointed by the Board, each of whom satisfies the applicable independence requirements of the New York Stock Exchange, Inc. (“NYSE”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”) at such time as the Company is subject to these requirements. Notwithstanding the foregoing, a non-independent director may serve on the Committee to the extent allowed pursuant to any and all transitional rules or exemptions specified by the NYSE and the Commission.

The Committee shall be appointed by the Board in its sole discretion. The chairman of the Committee shall be appointed by the Board. Committee members shall serve until their successors are duly appointed and qualified or until their earlier removal by the Board at any time.

The Committee may form and delegate any of its responsibility to subcommittees, as it deems necessary or appropriate in its sole discretion.

3	Meetings

The Committee shall meet as often as it shall determine, but no less frequently than annually. In addition, the Committee shall meet as often as it deems necessary to carry out its duties as they may relate to the filling of vacancies on the Board or other Committees of the Board at times other than the time of the annual meeting of shareholders of the Company.

Except as otherwise provided by the Certificate of Incorporation or By-Laws of the Company, the location and operation of meetings and similar procedural matters relating to the Committee shall, to the extent applicable, be the same as those that relate to meetings of, and procedural matters concerning, the Board. The Committee shall adopt procedures regarding the recording, distribution and approval of minutes of meetings of the Committee.

Purpose and Responsibilities

The primary responsibilities of the Committee are to identify individuals qualified to become members of the Board, consistent with criteria approved by the Board, and recommend to the Board the director nominees for each annual shareholders’ meeting, and to take a leadership role in shaping the corporate governance of the Company. The Committee is also responsible for oversight of the evaluation of the Board and management of the Company.

The Committee shall have the following authority and responsibilities:

•

The Committee shall develop, or determine that there have been developed, appropriate criteria for identifying properly qualified directorial candidates. All such criteria must be approved by the Board.

B-1

The committee shall review these criteria on an annual basis and make recommendations to the Board regarding approval or modification of these criteria.

•

The Committee shall identify individuals believed to be qualified to become members of the Board. The committee shall recommend to the Board the nominees to stand for election as directors at each annual meeting of stockholders, or, if applicable, at each special meeting of stockholders. In the case of a vacancy in the office of a director, including a vacancy created by an increase in the size of the Board, the Committee shall recommend to the Board an individual to fill such vacancy either through appointment by the Board or through election by stockholders. In nominating candidates, the Committee shall take into consideration such factors as it deems appropriate, but in all cases the recommendations of the Committee must be consistent with the criteria for identifying qualified candidates approved by the Board.

•

The Committee shall identify individuals believed qualified to serve on each standing committee of the Board and an individual to serve as Chair of each standing committee, and recommend to the Board the nominees for service on each standing committee. The Board shall approve all appointments to the standing committees of the Board of Directors.

•

The Committee shall establish procedures to assist the Board in developing and evaluating potential candidates for executive positions, including the chief executive officer, and to oversee the development of executive succession plans.

•

The Committee shall develop and recommend to the Board a set of corporate governance guidelines by which the Company shall operate. These corporate governance guidelines shall comply in all respects with all requirements of the NYSE and shall be posted on the Company’s website. The Committee shall review these guidelines on an annual basis.

•	The Committee shall establish procedures to exercise oversight of the Company’s adherence to its corporate governance guidelines and the evaluation of the Board and Company management.

•	The Committee shall review, evaluate and approve related party transactions in accordance with the Company’s Related Party Transactions Policy.

•

The Committee shall report regularly to the Board concerning the actions and recommendations of the Committee. The Committee shall prepare on an annual basis an internal performance evaluation of the Committee and report such performance evaluation to the Board. This evaluation should discuss the goals and objectives of the Committee, the performance of the Committee in light of the requirements of this charter, and any Committee recommendations concerning changes to this charter, the Company’s criteria for identifying directorial candidates or the Company’s corporate governance guidelines.

•

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities. This shall include the sole authority to engage, retain and terminate independent search agencies to assist the Committee in identifying qualified director candidates if the use of such independent search agencies is necessary or useful in the Committee’s sole discretion. The Committee shall have the sole authority to review and approve the search agency’s compensation and other retention terms. The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to any such independent search agencies or other advisors.

B-2

TEMPUR-PEDIC INTERNATIONAL INC.

Using a black ink pen. mark your votes with an X as shown in this example Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

Ú  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  Ú

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors	For	Withhold		For	Withhold		For	Withhold

01 - H. Thomas Bryant	☐	☐	02 - Francis A. Doyle	☐	☐	03 - Peter K. Hoffman	☐	☐	+
04 - Sir Paul Judge	☐	☐	05 - Nancy F. Koehn	☐	☐	06 - Christopher A. Masto	☐	☐

07 - P. Andrews McLane	☐	☐	08 - Robert B. Trussell, Jr.	☐	☐

	For	Against	Abstain

2. Ratification of Ernst & Young LLP as independent auditors.	☐	☐	☐

B Non-Voting Items Change of Address - Please print new address below.	Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.	☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership or LLC, please sign in firm name by authorized partner or member.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Ú  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  Ú

TEMPUR-PEDIC INTERNATIONAL INC.

Proxy — TEMPUR-PEDIC INTERNATIONAL INC.

PROXY FOR 2007 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of TEMPUR-PEDIC INTERNATIONAL INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 3, 2007, and hereby appoints Dale E. Williams and William H. Poche, each of them, jointly and severally, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in name of the undersigned, to represent the undersigned at the 2007 Annual Meeting of Stockholders of Tempur-Pedic International Inc. to be held at 10:00 a.m., local time, on May 7, 2007 at the offices of Bingham McCutchen LLP, 16th Floor, 150 Federal Street, Boston, Massachusetts 02110 and at any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote, if personally present, on the matters set forth on the reverse side and, in accordance with their discretion, on any other business that may come before the Annual Meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby.

This proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting by giving written notice of such revocation to the Secretary of Tempur-Pedic International prior to the meeting or by filing with the Secretary of Tempur-Pedic International prior to the meeting a later-dated proxy. Should the undersigned be present and want to vote in person at the Annual Meeting, or at any postponement or adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of Tempur-Pedic International on a form provided at the meeting. The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of Tempur-Pedic International called for May 7, 2007 and the Proxy Statement for the Annual Meeting prior to the signing of this proxy

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE INDEPENDENT AUDITORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.